Exhibit 23.2
Board of Directors
Auriga Laboratories, Inc.
Norcross, GA
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use of our report dated April 27, 2006, on the financial statements of Auriga Laboratories, Inc. for the year ended March 31, 2006, and the inclusion of our name under the heading “Experts” in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
January 9, 2007